LAW OFFICE OF
JEFFREY FLEISCHMANN, P.C.
150 Broadway, Suite 900
New York, N.Y. 10038

JEFFREY FLEISCHMANN Telephone: (646) 657-9623
Facsimile: (646) 351-0694

March 15, 2021

Via ECF:
Hon. Lorna G. Schofield
United States District
Judge 40 Foley Square
New York, NY 10007

Re: EMA Financial, LLC v. Pharmagreen Biotech Inc., 20-cv-05662-LGS

Dear Judge Schofield:

We represent plaintiff EMA Financial LLC ("EMA") with respect to the above referenced matter. We write to inform the Court that the Parties have agreed to a settlement of this matter, as set forth in the annexed Settlement Agreement, which the Parties respectfully request be So Ordered by the Court.

We thank the Court for its assistance with this matter.

Respectfully Submitted,

By: /s/ Jeffrey Fleischmann

TTLEMENT AGREEMENT AND MUTUAL RELEASE

This SETTLEMENT AGREEMENT AND MUTUAL RELEASE ("Agreement"), dated as of March 12, 2021, is entered into by and between EMA FINANCIAL, LLC, a Delaware Limited Liability Company ("EMA"), on the one hand, and PHARMAGREEN BIOTECH INC ("PHBI"), on the other hand (each a "Party" and collectively referred to herein as the "Parties").

RECITALS

WHEREAS, on or about October 1, 2019 (the "Issue Date") after arm's-length negotiations, PHBI executed a Securities Purchase Agreement (the "SPA") and issued a Convertible Note to EMA (the "Note", together with the SPA and related documents, the "Transaction Documents") in the principal amount of $78,000, pursuant to which EMA, *inter alia*, had a right within 180 days of the Issue Date to convert all or any part of the outstanding amount due thereunder into fully paid and non-assessable shares of PHBI Common Stock at a conversion price as set forth in §1.2(a) therein;

WHEREAS, Section 3.20 of the Note and related provisions of the Transaction Documents required that PBI be Rule 144 eligible six (6) months after the Issue Date and PHBI did not comply with this provision;

WHEREAS, on or about June 24, 2020, EMA submitted a Notice of Conversion (the July 24, 2020 Notice of Conversion, in accordance with the terms of the Transaction Documents which sought to convert $4340.00 in principal under the Note (or $3,340.00 after deductible fees) into 350,000 shares of PHBI and PHBI failed to honor the June 24, 2020 Notice of Conversion allegedly in violation of the terms of the agreements;

WHEREAS, on or about July 9, 2020, EMA submitted a Notice of Conversion (the "July 9, 2020 Notice of Conversion") in accordance with the terms of the Transaction Documents which sought to covert $175,530.98 in principal under the Note (or $174,530.98 after deductible fees) into 14,627,582 shares of PHBI and PHBI failed to honor the July 9, 2020 notice of conversion, allegedly in violation of the terms of the agreements;

WHEREAS, on August 6, 2020, EMA brought an action against PHBI in the United States District Court for the Southern District of New York, captioned *EMA FINANCIAL, LLC, a Delaware Limited Liability Company against PHARMAGREEN BIOTECH INC,* Civil Action No. 1:20cv-5662 alleging claims for specific performance, breach of contract, seeking attorneys' fees and costs, and a permanent mandatory injunction enforcing the terms of the Note (the "Action");

WHEREAS, on or about July 29, 2020, PHBI sought to a temporary restraining order and preliminary Injunction, seeking inter alia, to enjoin EMA from obtaining shares pursuant to certain notices of conversion which the Court denied in its entirety (ECF Doc. 14);

WHEREAS, on or about August 8, 2020, PHBI filed a notice that PHBI had filed for bankruptcy (the "Bankruptcy Proceeding") (ECF Doc. 20), allegedly seeking to avoid conversion of the Note;

WHEREAS, on or about October 7, 2020, the Bankruptcy Proceeding was dismissed (ECF No. 26);

WHEREAS, on or about November 17, 2020, EMA moved for partial summary judgment (the "Summary Judgment Motion") and related relief (ECF No. 36) seeking summary judgment on its 1st, 3rd, and 4th causes of action in the Complaint, and directing that PHBI comply with future conversion notices;

WHEREAS, on November 24, 2020, upon the consent of PHBI, the Court issued an Order granting partial summary judgment (the "Summary Judgment Order") (ECF No. 40) as follows:

> ORDERED that Plaintiff is granted partial summary judgment on the First, Third and Fourth Causes of Action set forth in the Complaint. By December 2, 2020, Defendant shall deliver to specifically perform the agreements between the parties and deliver 4,548,135 shares of its Common Stock in accordance with the Notice of Conversion dated July 9, 2020. Defendant shall honor future notices of conversion, and accept the contractually required legal opinions furnished to it by Plaintiff to enable Plaintiff to sell such Common Stock publicly without restriction provided that Plaintiff shall, in connection with contractually required legal opinions certify within those opinions that its conversion request is in compliance with SEC Rule 144(e)(3)(vi) and take all steps necessary to effectuate same. Plaintiff is awarded all of its costs, expenses and reasonable attorneys' fees incurred in prosecuting this action

WHEREAS, in accordance with the Summary Judgment Order and terms of the Transaction Documents, EMA has issued several Notices of Conversion, including without limitation, those set forth in **Schedule A** hereto;

WHEREAS, the Parties desire to compromise and settle the claims that were asserted or could have been asserted in the Action or otherwise without the need for continued litigation and the accompanying costs and expense thereof, upon the terms and conditions mutually agreed upon and described herein, and without admitting fault, wrongdoing or liability.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. AGREEMENT REGARDING NOTICES OF CONVERSION

PHBI hereby explicitly agrees that each Notice of Conversion issued by EMA, including those set forth in Schedule A hereto are lawful and are in compliance with the terms of the Transaction Documents.

PHBI and Peter Wojcik in his individual capacity, further agree to cooperate, and shall not interfere with or object to, the Notice of Conversion issued by EMA dated March 9, 2021 nor shall PHBI and Peter Wojcik affirmatively undertake any action or omission or engage

PW

in any omission that would prevent EMA from exercising its rights under the March 9, 2021 Notice of Conversion.

PHBI agrees that it shall remain current with its SEC filings and otherwise comply with the Transaction Documents until such time as EMA sells all shares it received pursuant to the final Notice of Conversion set forth in Schedule A, up until May 31, 2021, provided that there is no breach of this Agreement. In the event of a breach of this Agreement, PHBI shall be obligated to comply with the terms of the Transaction Documents, including without limitation, remaining current with its SEC filings until the Note is fully converted.

2. **AGREEMENT REGARDING FURTHER NOTICES OF CONVERSION**

The Parties hereby stipulate and agree that the balance of the Note, after current conversions, is $2,445,725.60. Accordingly, EMA is entitled to convert the additional sum of $2,445,725.60 under the Note into shares of PHBI. Provided that PHBI and Wojcik strictly perform the terms of this Agreement, EMA agrees that it shall not issue any more conversions under the Note nor seek to collect any portion of the balance allegedly due under the Note. However, in the event of a breach of this Agreement by PHBI or Wojcik, EMA shall be entitled to exercise all remedies provided by the Transaction Documents, including without limitation, by issuing further Notices of Conversion in accordance with the Transaction Documents.

3. **DEFAULT AND ENFORCEMENT OF DEFAULT**

Enforcement of Default. In the event of a default, EMA shall be permitted to exercise all of its rights under the terms of the Transaction Documents, and EMA shall be entitled to recover from PHBI all of its costs, expenses and reasonable attorneys' fees attributable to the enforcement of this Agreement, the entry of judgment and the collection of judgment.

4. **MUTUAL RELEASES**

Provided that the PHBI and Peter Wojcik strictly perform the terms of this Agreement, EMA, for itself and for its officers, directors, agents, employees, attorneys, business units, divisions, affiliates, direct or indirect parent corporations, subsidiaries, predecessors in interest, administrators, successors and assigns (collectively, the "EMA Releasors"), shall remise, release and forever discharge the PHBI, Peter Wojcik,and their respective officers, directors, agents, employees, attorneys, business units, divisions, affiliates, direct or indirect parent corporations, subsidiaries, predecessors in interest, administrators, successors and assigns (collectively, the "PHBI Releasees"), of and from all debts, obligations, reckonings, promises, covenants, agreements, contracts, endorsements, bonds, specialties, controversies, suits, actions, causes of actions, trespasses, variances, judgments, extents, executions, damages, claims or demands, in law or in equity, known or unknown, which against the PHBI Releasees as which the EMA Releasors ever had, now have or hereafter can, shall, or may have whatsoever from the beginning of the world to the date hereof concerning the Note, any related agreement(s) or the subject matter of the Action, other than and except for the EMA Releasors' rights under this Agreement.

PW

For good and valuable consideration, the sufficiency of which is acknowledged, each of PHBI, for itself and for its officers, directors, agents, employees, attorneys, business units, divisions, affiliates, direct or indirect parent corporations, subsidiaries, predecessors in interest, administrators, agents, successors and assigns (collectively, the "PHBI Releasors"), hereby remise, release and forever discharge EMA and its respective officers, directors, agents, employees, attorneys, business units, divisions, affiliates, direct or indirect parent corporations, subsidiaries, predecessors in interest, administrators, agents successors and assigns, (collectively, the "EMA Releasees") of and from all debts, obligations, reckonings, promises, covenants, agreements, contracts, endorsements, bonds, specialties, controversies, suits, actions, causes of actions, trespasses, variances, judgments, extents, executions, damages, claims or demands, in law or in equity, known or unknown, against the EMA Releasees which the PHBI Releasors ever had, now have or hereafter can, shall, or may have whatsoever from the beginning of the world to the date hereof.

5. ENTIRE AGREEMENT

This Agreement contains the entire agreement among the Parties with respect to the matters referred to in this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, and there are no representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein. No delay or omission on the part of either Party in exercising any right hereunder will operate as a waiver of such right or any other right. A waiver on one occasion will not be construed as a bar to or a waiver of any right on any further occasion.

6. CHOICE OF LAW

This Agreement, the Assignment, and all related agreements shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. The United States District Court for the Southern District of New York (the "Court") shall retain jurisdiction to enforce the terms of this Agreement. However, in the event that the Court declines to exercise jurisdiction under the terms of this Agreement or related agreements, then any action brought by either party against the other or otherwise arising out of this Agreement and all related agreements, if any, shall be brought only in the state courts or federal courts located in the State and County of New York. Each party and their respective assignees hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon inconvenient form (forum non-conveniens).

7. NON-DISPARAGEMENT

PHBI and Peter Wojcik agree that they shall not make any disparaging online, media or social media posts or statements concerning EMA or EMA's heirs, agents, members, principals, officers, directors, employees or attorneys,

8. SO ORDERING

PW

The Parties covenant and agree that the contents, terms and provisions of this Agreement shall not be confidential and shall be filed in the public record and submitted to the Court to be "So Ordered" promptly upon execution.

9. THIRD PARTY BENEFICIARIES

Nothing in this Agreement shall confer any rights upon any person or entity who is not a party to this Agreement.

10. JOINT AUTHORSHIP

This Agreement is the result of negotiations between the Parties. The Parties acknowledge that each party and its counsel has reviewed this Agreement and that this Agreement has been voluntarily negotiated and/or agreed upon at arms-length. There shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy regarding the construction or interpretation of this Agreement shall be decided neutrally, in light of the conciliatory purposes as expressed herein, and without regard to events of authorship.

11. DISCONTINUANCE

To the fullest extent permitted by law, PHBI and Peter Wojcik further agree to withdraw any complaint, proceeding, action or filing that may have been filed against EMA, its employees, members, contractors, or agents in any other forum, including without limitation, with any regulatory agency, or any within ten days of execution of this Agreement.

12. **CANCELLATION RESERVE FOR ISSUANCE**

Provided that PHBI strictly performs the terms of the Agreement and further provided that EMA has sold all the shares from the final Notice of Conversion annexed as Schedule A, and provided that PHBI bears the cost, EMA agrees to take those steps reasonably necessary to release, remove, revoke and otherwise cancel any authorizations and instructions that had been provided to TranShare Corporation or any other person or entity to reserve or to hold in reserve any shares of stock of PHBI in connection with the Note or any other purpose, including (i) by executing any documentation or instruction to ensure that no shares of stock of PHBI are being reserved or held in reserve for EMA or for any other person or entity on their behalf or in connection with the Note and (ii) by taking any and all steps reasonably necessary to revoke the authorization and instruction provided to TranShare Corporation in a letter dated October 1, 2019 from PHBI, as may have been thereafter supplemented or amended from time to time.

13. COUNTERPARTS

This Agreement may be executed in one or more counterparts with the same force and effect as if executed in one complete document. Signature by facsimile will be deemed an original signature and will be binding as if it is the original.

PW

14. SIGNATURES

The Parties hereby signify their agreement to the above terms by their signatures below. The undersigned representatives for EMA and PHBI represents that he/she is authorized to execute this Agreement on behalf of his/her principal, that he/she had the opportunity to review and reflect on its terms, and that he/she has not been subject to any undue or improper influence interfering with the exercise of his/her free will to execute this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement intending to be fully and legally bound by its terms, effective as of the Effective Date of March 12, 2021.

AGREED AND ACCEPTED:

EMA FINANCIAL, LLC

March___, 2021

By:

PHARMAGREEN BIOTECH INC

March 15, 2021

By:

March 15, 2021

PETER WOJCIK

SO ORDERED:____________________________